UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2006

CARVER CORPORATION
(Exact name of registrant as specified in its chapter)

WASHINGTON	000-14482	91-1043157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 East Camelback Road, Suite 1075, Phoenix, Arizona 85016
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 602-852-5445

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 - Entry into a Material Definitive Agreement

The undersigned believes that the registrant has not engaged in any material business operations for the last few years. The registrant has not filed the periodic reports required by the Securities and Exchange Commission since August, 1998. In addition, on or about July 31, 2005, the registrant’s corporate charter went into default with the Washington Secretary of State. Accordingly, it is believed that the registrant had abandoned its business.

Pursuant to its ORDER APPOINTING DAVID B. STOCKER AS CUSTODIAN OF CARVER CORPORATION dated August 8, 2006 (the “Order”), the Superior Court of Washington for Spokane County appointed David B. Stocker as custodian of the registrant, and authorized Mr. Stocker to take the following actions on behalf of the registrant:

•	Appoint new officers and board of directors for the registrant within 30 days of the Notice of Entry of the Order;

•	Reinstate the registrant’s articles of incorporation;

•	Locate the financial records of the registrant to file tax returns and information statements to permit it to resume its status of good standing;

•	Obtain copies of the registrant’s shareholders lists; and,

•

Any and all further actions on behalf of the registrant as permitted by the Court and the corporate laws of the State of Washington to otherwise restore the business and prospects of the registrant for the benefit of all shareholders of the registrant.

In accordance with the Order, Mr. Stocker appointed himself as sole interim director and president. In addition, the registrant hired Carrera Capital, Inc., a business consulting firm (“CCI”), for the purpose of assisting the registrant in its efforts to salvage value for the benefit of its shareholders. CCI has also agreed to advise the registrant as to potential business combinations. Mr. Stocker, an attorney, is the president of CCI.

As of September 6, 2006, CCI has contributed approximately $15,000 and obligated itself to contribute an additional $5,000 as paid in capital to the registrant. The registrant is to use these funds to pay the costs and expenses necessary to revive the registrant’s business operations. Such expenses include, without limitation, fees to reinstate the registrant’s corporate charter with the State of Washington, payment of all past due franchise taxes, settling all past due accounts with the registrant’s transfer agent, and accounting and legal fees. CCI has agreed to continue to contribute such additional funds as are necessary to accomplish these goals.

In consideration for these services and capital contribution(s), the registrant issued 10,300,000 shares of its common stock to CCI representing approximately 51.5% of its common stock outstanding as of September 6, 2006.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 - Unregistered Sale of Equity Securities

On September 6, 2006, the registrant issued to 10,300,000 shares of its common stock to CCI in exchange for $20,000. See Item 1.01 above.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 - Changes in Control of Registrant

Pursuant to the Order and the arrangement with CCI, the registrant issued 10,300,000 shares of its common stock to CCI representing approximately 51.5% of the common stock outstanding as of September 6 2006. See Item 1.01, above.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the Order, David B. Stocker has been appointed sole director and officer of the registrant. See 1.01, above.

SECTION 8 - OTHER EVENTS

Item 8.01 - Other Events

At the direction of David B. Stocker, and as of this date, the registrant intends to update all regulatory filings and establish business operations that will enhance shareholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2006

CARVER CORPORATION

By: /s/ David B. Stocker

Name: David B. Stocker

Title: Interim Director